Exhibit 99.1

TransAct Technologies Reports Preliminary Third Quarter 2026 Financial Results

Third Quarter 2026 Net Sales up 10% Year-over-Year

FST Revenue up 33% Year-over-Year; FST Software Revenue up 61%

Revises 2026 Revenue Guidance to $55 to $56 Million, Revises 2026 Adjusted EBITDA Guidance* to $1.5 Million to $1.75 Million

Hamden, CT – November 12, 2026 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a leading provider of SaaS software and integrated hardware solutions, today reported preliminary results for the third quarter ended September 30, 2026.

“Our food service technology business drove a strong third quarter, with FST revenue up 33% year-over-year with growth across hardware, software and labels,” said John Dillon, Chief Executive Officer of TransAct. “We sold 2,346 BOHA! units in the quarter, and software revenue grew approximately 61% as pricing actions, new account wins and bundled software packages take hold across our installed base. We are building a high-margin, software-led recurring revenue business on a growing installed base, and we are executing that transition with disciplined capital allocation and the strength of a solid balance sheet.”

“Casino and Gaming softened in the quarter, consistent with the cyclicality that we have seen in the past, and we expect the softer demand environment to continue into the fourth quarter. However, the fundamentals of this business are unchanged. It is a regulated market with high barriers to entry and a long-standing OEM customer base, and it remains a strong cash flow generator for the overall business.”

Third Quarter 2026 Financial Highlights

•	Net Sales: Net sales for the third quarter of 2026 were $14.4 million, up 10% compared to $13.2 million for the third quarter of 2025 and up approximately 4% compared to $13.9 million for the second quarter of 2026. Food service technology (“FST”) net sales were $6.4 million, up 33% compared to $4.8 million for the third quarter of 2025, and Casino and Gaming sales were $6.4 million, down 11% compared to $7.1 million for the third quarter of 2025, reflecting the cyclicality of the business.

•	FST Recurring Revenue: FST recurring revenue for the third quarter of 2026 was $4.0 million, representing an increase of 24% compared to $3.3 million for the third quarter of 2025. FST recurring revenue includes software, labels and other recurring sources of revenue. More specifically, software revenue for the third quarter of 2026 was $876 thousand, representing an increase of approximately 61% compared to $544 thousand in the third quarter of 2025.

•	FST Online BOHA! Units – Online BOHA! units increased to approximately 22,600 units as of September 30, 2026, as compared with approximately 17,900 units as of September 30, 2025, representing 26% year-over-year growth in online units, net of retirements. Selling software, labels and other recurring sources of revenue into this growing installed base, is a key focus of management.

•	Gross Profit: Gross profit for the third quarter of 2026 was $6.7 million, resulting in gross margin of 46.4%, compared to gross profit of $6.6 million for the third quarter of 2025, which delivered a 49.8% gross margin.

•	Operating Income: Operating loss for the third quarter of 2026 was $(415) thousand, or (2.9)% of net sales, compared to operating income of $14 thousand, or 0.1% of net sales, for the third quarter of 2025 and an operating loss of $(54) thousand for the second quarter of 2026.

•	Net Loss: Net loss for the third quarter of 2026 was $(440) thousand, or $(0.04) per diluted share, based on 10.3 million weighted average diluted shares outstanding. This compares to net income of $15 thousand, or $0.00 per diluted share, based on 10.2 million weighted average diluted shares outstanding, for the third quarter of 2025, and a net loss of $(50) thousand, or $0.00 per diluted share, based on 10.3 million weighted average diluted shares outstanding, for the second quarter of 2026.

•	EBITDA: EBITDA was $(172) thousand for the third quarter of 2026, compared to $142 thousand for the third quarter of 2025 and $59 thousand for the second quarter of 2026.

•	Adjusted EBITDA: Adjusted EBITDA was $289 thousand for the third quarter of 2026, compared to $669 thousand for the third quarter of 2025 and $514 thousand for the second quarter of 2026. Adjusted EBITDA for the first nine months of 2026 was approximately $2.2 million.

Update on Strategic Review

As previously announced, the Company’s Board of Directors (the “Board”) has initiated a formal strategic review of the Casino and Gaming business. Management engaged BofA Securities, Inc. (“BofA”) as its financial advisor. During the third quarter, management has been working closely alongside BofA as the Company continues to believe that exploring potential options within Casino and Gaming is in the best interests of stockholders as the Company looks to maximize stockholder value. While the review is focused on the Casino and Gaming business, the Board is also evaluating a broader range of strategic alternatives for the Company, including alternatives involving the FST business. These alternatives may include a potential sale of the Company’s FST business, whether separately or as part of a broader transaction, if the Board determines that such an alternative may further enhance stockholder value. The Company has not set a public timetable for the review, and there can be no assurance that the review will result in any transaction or other strategic outcome.

2026 Financial Outlook*

•	Net Sales: The Company now expects full year 2026 net sales of between $55 million and $56 million.

•	Adjusted EBITDA: The Company now expects full year 2026 adjusted EBITDA to be between $1.5 million and $1.75 million.

*The Company’s outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis as not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of the adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results

Third Quarter 2026 Conference Call and Webcast

TransAct is hosting a conference call and webcast today, November 12, 2026, beginning at 4:30 p.m. ET to discuss the Company’s preliminary third quarter 2026 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 844-826-3033 and the conference ID number is 10212894. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “About” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

In addition to assessing the Company’s financial condition, results of operations, liquidity and cash flows in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company’s management team also utilizes certain non-GAAP financial measures, such as EBITDA and adjusted EBITDA (each as defined below), as part of its operational reviews to monitor, evaluate and forecast the Company’s financial performance, make operational and strategic decisions, communicate results to its Board and assess related employee compensation measures. These non-GAAP financial measures are compared to budgeted and forecasted amounts by the chief operating decision maker (CODM) on a regular basis to measure our progress towards our strategic plans, pursue product enhancements, and make any other necessary overall changes to the business. In addition, TransAct believes that these non-GAAP financial measures are helpful to investors in assessing the Company’s overall financial performance, trends and comparative results, including the ongoing nature of what the Company’s management views as TransAct’s core operations. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. These non-GAAP measures exclude certain items, as defined below, including interest income, interest expense, depreciation and amortization expense and income tax expense, and, in the case of adjusted EBITDA, share-based compensation expense and shareholder advisory costs. The non-GAAP financial information contained herein is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, since these measures may be calculated differently or exclude different items.

EBITDA is defined as net income (loss), as reported in the Condensed Consolidated Statements of Operations, before interest income, interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is defined as EBITDA (defined above) before (1) share-based compensation expense, (2) shareholder advisory costs associated with activism actions and (3) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company excludes share-based compensation expense in this financial measure because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization expense. The Company also excludes shareholder advisory costs related to third-party legal and advisory fees in connection with activism in this financial measure, as such costs relate to discrete matters, vary in timing and amount, are independent of the Company’s operating performance and do not represent the ongoing costs of the Company’s core operations. The Company began excluding these shareholder advisory costs in the third quarter of 2026; no such costs were incurred in prior periods presented.

The reconciliations of EBITDA and Adjusted EBITDA to net (loss) income, their most directly comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a leading provider of SaaS software and integrated hardware solutions that redefine how organizations connect operations, technology and data to drive measurable business value. Through its BOHA!® solutions, TransAct combines purpose-built hardware with a SaaS platform to help food service operators automate food safety, improve operational efficiency and maintain trusted brand relevance. In the casino and gaming market, TransAct’s award-winning EPIC solutions enable ticket-in/ticket-out (TITO) functionality and advanced promotional capabilities that enhance player engagement and drive revenue for operators globally. TransAct also provides a comprehensive portfolio of consumables and service solutions, allowing customers to simplify operations and partner with a single, trusted provider across their technology ecosystem.

TransAct is headquartered in Hamden, CT. For more information, please visit transact-tech.com or call (203) 859-6800.

©2026 TransAct Technologies Incorporated. All rights reserved. TransAct® and BOHA!® are registered trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2026. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and nine months ended September 30, 2026. During the preparation of the Company’s consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2026, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth herein. As a result, there can be no assurance that the Company’s final results for these periods will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan,” “predict,” “design” or “continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions, including inflation and changes in interest rates, on our business, operations, financial condition, results of operations and capital resources; our ability to achieve the anticipated benefits of our acquisition of a licensed copy of the source code for the BOHA! software; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; our dependence on a single contract manufacturer for the assembly of a large portion of our products in Asia; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate, including the outcome of the pending U.S.-Thailand Agreement on Reciprocal Trade, and the potential for new or reinstated trade measures, in addition to the 12.5% import tariff under Section 301 of the Trade Act of 1974, following the U.S. Supreme Court’s decision to invalidate certain previously imposed tariffs; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars, tariffs or other trade actions; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the FST market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives, including the strategic review of the Company’s casino and gaming business, and business growth; uncertainties and administrative, legal, and tax complexities associated with the process of claiming and remitting tariff refunds to customers, which may expose us to litigation, regulatory scrutiny, and financial loss; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; political and policy uncertainties and any adverse economic impacts resulting from such uncertainties; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	(In thousands, except per share data)

Net sales	$14,440	$13,176	$42,803	$40,027
Cost of sales	7,747	6,620	21,855	20,460
Gross profit	6,693	6,556	20,948	19,567

Operating expenses:
Engineering, design and product development	1,671	1,656	4,277	5,016
Selling and marketing	2,589	2,091	7,522	6,279
General and administrative	2,848	2,795	8,847	8,531
	7,108	6,542	20,646	19,826
Operating (loss) income	(415)	14	302	(259)

Interest and other income (expense):
Interest income	165	147	449	380
Interest expense	(78)	(86)	(237)	(257)
Other, net	(34)	(35)	(107)	143
	53	26	105	266

(Loss) income before income taxes	(362)	40	407	7
Income tax expense	(78)	(25)	(131)	(116)
Net (loss) income	$(440)	$15	$276	$(109)

Net (loss) income per common share:
Basic	$(0.04)	$0.00	$0.03	$(0.01)
Diluted	$(0.04)	$0.00	$0.03	$(0.01)

Shares used in per share calculation:
Basic	10,334	10,103	10,267	10,077
Diluted	10,334	10,157	10,476	10,077

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	(In thousands)

Food service technology	$6,426	$4,841	$16,290	$14,510
POS automation	733	399	1,972	1,607
Casino and gaming	6,381	7,144	22,038	21,492
TransAct Services Group	900	792	2,503	2,418
Total net sales	$14,440	$13,176	$42,803	$40,027

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	September 30,	December 31,
	2026	2025
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$20,214	$20,433
Accounts receivable, net	9,868	6,364
Inventories	7,731	10,858
Prepaid income taxes	428	399
Other current assets	1,272	754
Total current assets	39,513	38,808

Fixed assets, net	1,004	1,243
Right-of-use assets	3,071	557
Goodwill	2,621	2,621
Intangible assets, net	4,274	1,503
Other assets	54	37
	11,024	5,961
Total assets	$50,537	$44,769

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$3,000	$3,000
Accounts payable	4,435	3,539
Accrued liabilities	4,968	4,763
Lease liabilities	518	346
Deferred revenue	2,228	1,400
Total current liabilities	15,149	13,048

Deferred revenue, net of current portion	280	355
Lease liabilities, net of current portion	2,585	215
Other liabilities	43	35
	2,908	605
Total liabilities	18,057	13,653

Shareholders’ equity:
Common stock	142	141
Additional paid-in capital	60,941	59,824
Retained earnings	3,551	3,275
Accumulated other comprehensive loss, net of tax	(44)	(14)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	32,480	31,116
Total liabilities and shareholders’ equity	$50,537	$44,769

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	(In thousands)

Net (loss) income	$(440)	$15	$276	$(109)

Interest income	(165)	(147)	(449)	(380)
Interest expense	78	86	237	257
Income tax expense	78	25	131	116
Depreciation and amortization expense	277	163	573	507

EBITDA	(172)	142	768	391

Share-based compensation expense	341	527	1,307	1,300
Shareholder advisory costs	120	-	120	-

Adjusted EBITDA	$289	$669	$2,195	$1,691